SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


             ______________________________________________________


                                  FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 26, 1997





                           CALLON PETROLEUM COMPANY
            (Exact name of Registrant as specified in its charter)



         Delaware                      0-16866             64-0844345
(State or other jurisdiction of      Commission        (I.R.S. Employer
incorporation or organization)       File Number       Identification No.)



                           200 North Canal Street
                        Natchez, Mississippi  39120
        (Address of Principal Executive Offices) (Including Zip Code)



                             (601) 442-1601
           (Registrant's telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On June 26, 1997, Callon Petroleum Operating Company ("CPOC"), a wholly owned subsidiary of Callon Petroleum Company (the "Company"), and Elf Exploration, Inc. ("Elf") executed a purchase and sale agreement whereby CPOC purchased an 18.8% working interest in the Mobile Area Block 864 Unit. The purchase included a 17.5% working interest in Mobile Area Blocks 863 and 907 and a 35% working interest in Mobile Area Block 908. The Unit, operated by Chevron, is located approximately 12 miles south-southwest of the Company's North Dauphin Island Field which is located in shallow Alabama state waters.

The net purchase price of $11.8 million was funded from the credit facility of the Company. The purchase price was based on the discounted present value of reserves attributable to the wells and the fair value of the related pro-duction platforms, facilities, equipment and acreage outside of the producing Unit.

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of Properties Acquired

                The following audited financial statements are filed with this report:

                Report of Independent Public Accountant             Page F-1
                Statement Revenues and Direct Operating
                  Expenses of the Property for the Year Ended
                  December 31, 1996 and the Three Months Ended
                  March 31, 1997                                    Page F-2
                Notes to Statement of Revenues and Direct
                  Operating Expenses of the Property                Page F-3

	(b)	Pro Forma Financial Information

                The following unaudited pro forma consolidated
                  financial statements are filed with this report:

                Introduction                                        Page F-5
                Pro Forma Consolidated Balance Sheet as of
                  March 31, 1997                                    Page F-6
                Pro Forma Consolidated Statement of Operations
                  for the Year Ended December 31, 1996              Page F-7
                Pro Forma Consolidated Statement of Operations
                  for the Three Months Ended March 31, 1997         Page F-8
                Notes to Pro Forma Financial Statements             Page F-9

        The Pro Forma Consolidated Balance Sheet at March 31, 1997 gives effect to the purchase of the MAB 864 Acquisition as if the transaction occur-red on March 31, 1997.

        The Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 1996 and the three months ended March 31, 1997 give effect to the purchase of the MAB 864 Acquisition as if the transaction occurred at the beginning of each of the periods presented.

        The Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations are based on the assumptions set forth in the Notes to such statements. Such pro forma information should be read in conjunction with the related financial information of the Company and is not neces-sarily indicative of the results which would actually have occurred had the transaction been in effect on the date or for the period indicated or which may occur in the future.

	(c)	Exhibits.

                1.  Underwriting Agreement*

                2. Plan of acquisition, reorganization, arrangement, liquidation or succession

                      2.1 Purchase and Sale Agreement dated June 26, 1997 between CPOC and Elf Exploration, Inc. (incorporated by reference from Form 8K filed July 10, 1997).

                4. Instruments defining the rights of security holders, including indentures*

                16. Letter re change in certifying accountants*

                17. Letter re director resignation*

                20. Other documents or statements to security holders*

                23. Consents of experts and counsel

                      23.1  Consent of Ernst & Young LLP

                24. Power of attorney*

                27. Financial Data Schedule*

                99. Additional exhibits*


______________________
*  Inapplicable to this filing

                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CALLON PETROLEUM COMPANY

Date   August 7, 1997                    By:  /s/ John S. Weatherly
                                            John S. Weatherly, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer

                                                                     Page F-1






Report of Independent Auditors



Stockholders and Board of Directors
Callon Petroleum Company

We have audited the accompanying statement of revenues and direct operating expenses of the working interest in Mobile Area Block 864 Unit (the "Property") acquired by Callon Petroleum Operating Company (the "Company"), a wholly-owned subsidiary of Callon Petroleum Company, from Elf Exploration, Inc. (see Note 1 to the accompanying statement) for the year ended December 31, 1996. This statement is the responsibility of the Company's management. Our respons-ibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as eval-uating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was pre-pared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenues and expenses of the Property.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                  Ernst & Young LLP

Houston, Texas
July 24, 1997

                                                                     Page F-2


         Statement of Revenues and Direct Operating Expenses of the Property

                                                                         Three Months
                                                                            Ended
                                                    Year Ended             March 31,
                                                   December 31,              1997
                                                       1996               (Unaudited)
                                                   ----------------------------------
                                                           (In Thousands)


Oil and gas revenues                              $     4,455             $    1,099
Direct operating expenses                                 245                    (34)
                                                  -----------             ----------
Revenues in excess of direct operating expenses   $     4,210             $    1,133
                                                  ===========             ==========


























See accompanying notes.

                                                                     Page F-3

           Notes to Statement of Revenues and Direct Operating
                       Expenses of the Property
                           December 31, 1996

1.	Basis of Presentation

Callon Petroleum Operating Company (the "Company"), a wholly owned subsidiary of Callon Petroleum Company, acquired a working interest in Mobile Area Block 864 Unit (the "Property") from Elf Exploration, Inc. (the "Seller"). The closing date of the acquisition was June 26, 1997, and the net purchase price was $11.8 million.

The accompanying statement of revenues and direct operating expenses, which is prepared on the accrual basis of accounting, relates only to the working interest in the producing oil and gas property acquired and may not be representative of future operations. The statement includes revenues and direct operating expenses, including production and ad valorem taxes, for the entire period presented. The statement does not include federal and state income taxes, interest, depletion, depreciation and amortization, or general and administrative expenses because such amounts would not be indicative of those expenses which would be incurred by the Company. Presentation of com-plete historical financial statements for the year ended December 31, 1996 and the three months ended March 31, 1997 is not practicable because the Property was not accounted for as a separate entity; therefore, such state-ments are not available.

Revenues in the accompanying statement of revenues and direct operating expenses are recognized on the entitlement method.

The preparation of the statement of revenues and direct operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the state-ment and accompanying notes. Actual results could differ from those estimates.

The unaudited statement of revenues and direct operating expenses for the three-month period ended March 31, 1997, in the opinion of management, was prepared on a basis consistent with the audited statement of revenues and direct operating expenses and includes all adjustments necessary to present fairly the results of the period.

2.	Supplemental Information on Oil and Gas Reserves (Unaudited)

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of develop-ment expenditures. Therefore, actual production, revenues, and development and operating expenses may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from pro-duction histories and on assumptions as to geologic formations and other matters. Actual quantities may differ materially from the amounts estimated.

                                                                     Page F-4

           Notes to Statement of Revenues and Direct Operating
                  Expenses of the Property (continued)
                           December 31, 1996

The following reserve data, prepared by the Company, represents estimates of proved natural gas reserves of the Property, which is located in the United States. There are no oil reserves associated with the Property.

                                                              1996
                                                           ---------
Natural Gas (Mmcf)
Proved reserves:
  Beginning of period                                          11,842
  Production                                                    1,795
                                                            ---------
  End of period                                                10,047
                                                            =========
Proved developed reserves:
  Beginning of period                                          11,842
                                                            =========
  End of period                                                10,047
                                                            =========

The estimated standardized measure of discounted future net cash flows relating to proved reserves of the Property at December 31, 1996 is shown below and should not be construed as the current market value. No deductions were made for general overhead, depletion, depreciation and amortization, debt service, or any indirect costs. Since the Property is not a separate taxpaying entity, the standardized measure of discounted future net cash flows for the Property is presented before deduction of income taxes.
                                                              1996
                                                           ---------
                                                         (In Thousands)

Future cash inflows                                       $    38,680
Future production costs                                        (3,241)
                                                          -----------
Future net cash flows before income taxes                      35,439
10% annual discount for estimated timing of cash flows        (10,186)
                                                          -----------
Standardized measure of discounted future net cash
 flows relating to proved reserves before income taxes    $    25,253
                                                          ===========

Changes in the standardized measure of discounted future net cash flows relating to proved reserves of the Property are shown below.
                                                              1996
                                                           ---------
                                                         (In Thousands)

Balance at beginning of period                            $    16,643
Increase (decrease) in discounted future net cash flows:
  Sales and transfers of natural gas produced,
    net of production costs                                    (4,210)
  Accretion of discount                                         1,419
  Net change in sales price and production costs               11,401
                                                          -----------
Balance at end of period                                  $    25,253
                                                          ===========

The weighted average prices of natural gas at December 31, 1995 and 1996 used in the calculation of the standardized measure of discounted future net cash flows were $2.28 and $3.85 per Mcf, respectively.

                                                                     Page F-5

CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma financial statements present the combined financial position and results of operations of Callon Petroleum Company (the "Company"). Such unaudited pro forma combined information is based on the historical balance sheet and results of operations of Callon Petroleum Company after giving effect to the acquisition described below.

On June 26, 1997, Callon Petroleum Operating Company, a wholly owned subsidiary of the Company, purchased an 18.8% working interest in the Mobile Area Block 864 Unit from Elf Exploration, Inc. The Company's net purchase price of $11.8 million was funded from the credit facility of the Company.

See Note 1 in the Notes to Unaudited Pro Forma Consolidated Financial State-ments for the basis of presentation of the above described event.

                                                                     Page F-6
                            CALLON PETROLEUM COMPANY
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 1997
                                   (Unaudited)
                                                                                       Adjustments
                                                                         Historical      MAB 864        Pro Forma
                                                                          Company      Acquisition     As Adjusted
                                                                                      (In thousands)
ASSETS
Current Assets:
  Cash and cash equivalents                                              $   10,679    $     --        $   10,679
  Accounts receivable                                                         9,836          --             9,836
  Other current assets                                                          810          --               810
                                                                         ----------    --------        ----------
    Total current assets                                                     21,325          --            21,325
                                                                         ----------    --------        ----------
Oil and gas properties, full cost accounting method:
  Evaluated properties                                                      330,708       11,800  (a)     342,508
  Less accumulated depreciation, depletion and  amortization               (270,455)          --         (270,455)
                                                                         ----------    ---------       ----------
                                                                             60,253       11,800           72,053
Unevaluated properties excluded from amortization                            26,918           --           26,918
                                                                         ----------    ---------       ----------
                                                                             87,171       11,800           98,971
Pipeline facilities, net                                                      6,541           --            6,541
Other property and equipment, net                                             1,848           --            1,848
Deferred tax asset                                                            3,679           --            3,679
Long-term gas balancing receivable                                              806           --              806
Other assets, net                                                               901           --              901
                                                                         ----------    ---------       ----------
          Total assets                                                   $  122,271    $  11,800       $  134,071
                                                                         ==========    =========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                               $    7,715    $      --       $    7,715
  Undistributed oil and gas reserves                                          2,705           --            2,705
  Accrued net profits interest payable                                        5,946           --            5,946
                                                                         ----------    ---------       ----------
    Total current liabilities                                                16,366           --           16,366
                                                                         ----------    ---------       ----------
Long-term debt                                                               24,250       11,800  (a)      36,050
Other long-term liabilities                                                     109           --              109
Long-term gas balancing payable                                                 621           --              621
                                                                         ----------    ---------       ----------
  Total liabilities                                                          41,346       11,800           53,146
                                                                         ----------    ---------       ----------
Stockholders' equity:
Preferred Stock, $0.01 par value; 2,500,000 shares authorized; 1,315,500 shares of Convertible Exchangeable Preferred Stock,  Series A, issued
  and outstanding with a liquidation preference  of $32,887,500                  13          --                13
Common Stock, $0.01 par value; 20,000,000 shares authorized;
  5,763,407 at March 31, 1997 and 5,758,667 shares of outstanding at
  December 31, 1996                                                              58           --               58
Capital in excess of par value                                               74,105           --           74,105
Retained earnings                                                             6,749           --            6,749
                                                                         ----------    ---------       ----------
  Total stockholders' equity                                                 80,925           --           80,925
                                                                         ----------    ---------       ----------
          Total liabilities and stockholders' equity                     $  122,271    $  11,800       $  134,071
                                                                         ==========    =========       ==========
See Notes to Pro Forma Consolidated Financial Statement

                                                                     Page F-7


                            CALLON PETROLEUM COMPANY
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                                 (Unaudited)
                                                                              Adjustments
                                                                Historical      MAB 864        Pro Forma
                                                                 Company      Acquisition     As Adjusted
                                                                  (In thousands, except per share data)
Revenues:
  Oil and gas sales                                            $   25,764    $   4,455  (a)  $    30,219
  Interest and other                                                  946           --               946
                                                               ----------    ---------       -----------
    Total revenues                                                 26,710        4,455            31,165
                                                               ----------    ---------       -----------
Costs and Expenses:
  Lease operating expenses                                          7,562          245  (a)        7,807
  Depreciation, depletion and amortization                          9,832        1,518  (d)       11,350
  General and administrative                                        3,495           --             3,495
  Interest                                                            313        1,138  (b)        1,451
                                                               ----------    ---------       -----------
    Total costs and expenses                                       21,202        2,901            24,103
                                                               ----------    ---------       -----------
Income from operations                                              5,508        1,554             7,062

Income tax expense                                                     50          544  (c)          594
                                                               ----------    ---------       -----------
Net income                                                          5,458        1,010             6,468

Preferred stock dividends                                           2,795           --             2,795
                                                               ----------    ---------       -----------
Net income available to common shares                          $    2,663    $   1,010       $     3,673
                                                               ==========    =========       ===========

Net income per common share:
  Primary                                                      $     0.45                    $      0.62
  Assuming full dilution                                       $     0.43                    $      0.60

Shares used in computing net income per common share:
  Primary                                                           5,952                          5,952
  Assuming full dilution                                            6,135                          6,135





See Notes to Pro Forma Consolidated Financial Statements

                                                                     Page F-8

                            CALLON PETROLEUM COMPANY
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Three Months Ended March 31, 1997
                                  (Unaudited)
                                                                             Adjustments
                                                               Historical      MAB 864       Pro Forma
                                                                Company      Acquisition    As Adjusted
                                                                 (In thousands, except per share data)
Revenues:
  Oil and gas sales                                            $   12,474    $   1,099  (a)  $    13,573
  Interest and other                                                  307           --               307
                                                               ----------    ---------       -----------
    Total revenues                                                 12,781        1,099            13,880
                                                               ----------    ---------       -----------
Costs and expenses:
  Lease operating expenses                                          2,408          (34) (a)        2,374
  Depreciation, depletion and amortization                          3,816          586  (d)        4,402
  General and administrative                                        1,031           --             1,031
  Interest                                                            111          259  (b)          370
                                                               ----------    ---------       -----------
    Total costs and expenses                                        7,366          811             8,177
                                                               ----------    ---------       -----------
Income from operations                                              5,415          288             5,703

Income tax expense                                                  1,733          101  (c)        1,834
                                                               ----------    ---------       -----------
Net income                                                          3,682          187             3,869

Preferred stock dividend                                              699           --               699
                                                               ----------    ---------       -----------
Net income available to common shares                          $    2,983    $     187       $     3,170
                                                               ==========    =========       ===========
Net income per common share:
  Primary                                                      $     0.47                    $      0.50
  Assuming full dilution                                       $     0.39                    $      0.41

Shares used in computing net income per common share:
  Primary                                                           6,342                          6,342
  Assuming full dilution                                            9,332                          9,332





See Notes to Pro Forma Consolidated Financial Statements

                                                                     Page F-9

CALLON PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

	On June 26, 1997, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (the "Company"), purchased an 18.8% working interest in the Mobile Area Block 864 Unit from Elf Exploration, Inc. (the "MAB 864 Acquisition"). The Company's net purchase price of $11.8 million was funded from the credit facility of the Company.

	The accompanying Pro Forma Consolidated Balance Sheet at March 31, 1997 gives effect to the purchase of the MAB 864 Acquisition as if the trans-action occurred on March 31, 1997.

	The accompanying Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 1996 and the three months ended March 31, 1997 give effect to the purchase of the MAB 864 Acquisition as if the transaction occurred at the beginning of each of the periods presented.

	The Pro Forma Consolidated Balance Sheet and Statements of Operations are based on the assumptions set forth in the Notes to such statements. Such pro forma information should be read in conjunction with the related financial information of the Company and is not necessarily indicative of the results which would actually have occurred had the transaction been in effect on the date or for the period indicated or which may occur in the future.

2.	PRO FORMA ADJUSTMENTS

	Pro Forma entries necessary to adjust the historical financial statements of the Company are as follows:

	(a)	To reflect the purchase of the MAB 864 Acquisition and the
        related results of operations as described in Note 1.

	(b)	Reflects an increase of interest expense related to the
        purchase of the MAB 864 Acquisition as if the transaction had occurred at the beginning of the periods for the year ended December 31, 1996 and for the three months ended March 31, 1997. The interest rate used was 8.25%. A one-eighth change in this estimated rate would affect interest expense by $17,200 and $3,900 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

	(c)	To record a provision for Federal income taxes at a corporate statutory rate of 35% on pro forma income as a result of the acquisi-tion.

	(d)	To adjust depletion for the combined full cost pool based on the purchase of the MAB 864 Acquisition as described in Note 1.

                                                                   EXHIBIT 23.1








                  CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-29537 and 333-29529) pertaining to the 1996 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan oc Callon Petroleum Company of our report dated July 24, 1997, with respect to the Statement Revenues and Direct Operating Expenses of the Working Interests in Mobile Area Block 864 Unit acquired by Callon Petroleum Operating Company for the year ended
December 31, 1996 included in Form 8-K/A filed with the Securities and Exchange Commission on August 8, 1997.



                                           Ernst & Young LLP
Houston, Texas
August 8, 1997